EXHIBIT 23.2
CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our reports dated February 3, 2000 (except with respect to the matter discussed in Note 18, as to which the date is March 8, 2000), included in or incorporated by reference in Occidental Petroleum Corporation's Annual Report on Form 10-K for the year ended December 31, 1999 and to all references to our Firm included in this registration statement.

                                               /s/ ARTHUR ANDERSEN LLP

                                               ARTHUR ANDERSEN LLP



Los Angeles, California
May 24, 2000